UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2004

HUGHES SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Florida	001-08772	59-0559446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hughes Way, Orlando, Florida	32805
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 841-4755

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

Hughes Supply, Inc., a Florida corporation (the “Corporation”), is filing this Current Report on Form 8-K in order to cause the exhibit hereto to be incorporated by reference into the Registration Statement on Form S-3 (File No. 333-110150) filed with the Commission on October 31, 2003, amended on December 19, 2003 and December 31, 2003 and declared effective by the Commission on January 2, 2004 (the “Registration Statement”). On January 28, 2004, the Corporation completed the sale of 6,900,000 shares of common stock at a public offering price of $48.25 per share pursuant to the Registration Statement.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following document is filed as an exhibit to this Report:

5.1 Opinion of John Z. Paré, Esq.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2004	Hughes Supply, Inc. By: /s/ David Bearman David Bearman Executive Vice President and Chief Financial Officer

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Index to Exhibits filed with Form 8-K

Exhibit	Description of Exhibit
5.1	Opinion of John Z. Paré, Esq.